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EXHIBIT 4.4

        EXERCISABLE AT ANY TIME AT OR PRIOR TO
5:00 P.M. NEW YORK CITY TIME
ON                        , 2005

No. WA- __________	CUSIP ___________

WARRANT CERTIFICATE

WORLDGATE COMMUNICATIONS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

            Common Stock Purchase Warrants

VOID AFTER                        , 2005

        This certifies that

or registered assigns is the registered holder of the number of Warrants set forth above, and is entitled, upon surrender of this Warrant Certificate at the office of American Stock Transfer & Trust Company, Warrant Agent (or any successor as such Warrant Agent), in the City of New York, State of New York, at any time on or after the date hereof and prior to 5:00 p.m. New York City time on                        , 2005, to purchase one share of Common Stock, par value $0.01, of WorldGate Communications,  Inc., a Delaware corporation (the "Company") at the price of $     per whole share.

        To exercise the Warrants represented by this Warrant Certificate the form of election to purchase on the reverse hereof must be duly executed and the accompanying instructions for the registration and delivery of the stock must be filled in.

        If the Warrants evidenced by this Warrant Certificate remain outstanding at the expiration of the period during which Warrants are exercisable, as set forth in the first paragraph of this Warrant Certificate, such Warrants shall thereupon be deemed null and void.

        No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

        No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof. No holder shall be entitled to any rights of a stockholder of the Company prior to exercise hereof, by virtue of ownership of the Warrants including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company or to receive any notice except as provided in the Warrant Agreement.

        This Warrant Certificate shall not be valid until countersigned by the Warrant Agent.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile, by two of its officers duly executed and a facsimile of its corporate seal to be imprinted hereon.

WORLDGATE COMMUNICATIONS, INC.
Dated: ____________, 2002	By:	Hal M. Krisbergh Chairman of the Board and Chief Executive Officer
	By:	Randall J. Gort Vice President, General Counsel and Secretary

Countersigned:

AMERICAN STOCK TRANSFER
& TRUST COMPANY

By:	Name: Title:

WORLDGATE COMMUNICATIONS, INC.

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to a Warrant Agreement dated as of                         , 2002 (the "Warrant Agreement"), duly executed and delivered by the Company to American Stock Transfer & Trust Company, Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference and made part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holder" or "holders" meaning the registered holder or registered holders) of the Warrants, and a copy of which Warrant Agreement will be available at the office of the Warrant Agent.

        The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the Form of Exercise set forth hereon properly completed and executed, together with payment of the Exercise Price at the time in effect, to the Company at the principal office of the Warrant Agent in New York. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof, or his assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

        The Expiration date may be extended by the Company in its sole discretion from time to time without notice to the registered holders of the Warrant Certificates.

        The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price may, subject to certain conditions, be adjusted or modified, as provided in the Warrant Agreement.

        This Warrant Certificate is transferable, in whole or in part, on the register maintained by the Company at the principal office of the Warrant Agent for such purpose, upon surrender of this Warrant Certificate at the office of the Warrant Agent, together with a written assignment of the Warrant Certificate, on the Form of Assignment set forth hereon or in other form satisfactory to the Warrant Agent, duly executed by the holder or his duly appointed legal representative, and together with funds to pay any transfer taxes payable in connection with such transfer. Upon surrender and payment, a new Warrant Certificate shall be issued and delivered, in the name of the assignee and in the denomination or denominations specified in such instrument of assignment. If less than all of the Warrant Certificate is being transferred, a new Warrant Certificate or Certificates shall be issued for the portion of the Warrant Certificate not being transferred.

        The Company shall make no service or other charge in connection with any such transfer or exchange of this Warrant Certificate, except for any transfer taxes payable in connection therewith.

        The Company and the Warrant Agent may deem and treat the registered holder hereof as an absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or any other writing made hereon by anyone), for the purpose of any exercise or conversion hereof, any distribution to the holder hereof, and for all other purposes and neither the Company nor the Warrant Agent shall be effected by any notice to the contrary.

ELECTION TO EXERCISE
To be executed upon exercise of Warrant

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase    shares of Common Stock and herewith tenders payment for such Common Stock to the order of WorldGate Communications, Inc. in the amount of $            . In accordance with the terms hereof, the undersigned requests that a certificate for such WorldGate Communications, Inc. Common Stock be registered in the name of

Name (Please Print)

Whose address is

Address (Please Print)

Delivery Address (if different)(Please Print)

        If said number of shares of Common Stock is less than all of the Common Stock purchaseable hereunder, the undersigned requests a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of

Name (Please Print)

Whose address is

Address (Please Print)

Delivery Address (if different)(Please Print)

Dated	Signature
(Signature must conform in all respects to the name of the holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Taxpayer Identification Number of Holder)

Signature Guaranteed:

ASSIGNMENT
To be executed to transfer the Warrant Certificate

        FOR VALUE RECEIVED                        hereby sells, assigns and transfers unto                        , whose address is                        this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                        attorney to transfer the within Warrant Certificate on the books of the within-named Corporation, with full power of substitution.

Dated	Signature
(Signature must conform in all respects to the name of the holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Taxpayer Identification Number of Holder)

Signature Guaranteed:

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  EXHIBIT 4.4